United States Steel Corporation Second Quarter 2017 Earnings Presentation July 25, 2017 © 2011 United States Steel Corporation

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Forward-looking Statements These slides and remarks are being provided to assist readers in understanding the results of operations, financial condition and cash flows of United States Steel Corporation for the second quarter of 2017. They should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. This presentation contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward- looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward- looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries. United States Steel Corporation

Explanation of Use of Non-GAAP Measures We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are all non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. Net debt is a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. We believe that EBITDA considered along with the net earnings (loss), is a relevant indicator of trends relating to cash generating activity and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Both EBITDA and net debt are used by analysts to refine and improve the accuracy of their financial models which utilize enterprise value. Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges and impairment charges that are not part of the Company’s core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges and impairment charges. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, particularly cash generating activity, by excluding the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges and impairment charges that can obscure underlying trends. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors, many of which use adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial Outlook. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. United States Steel Corporation

United States Steel Corporation 2017 Outlook If market conditions remain at their current levels, we expect: • 2017 net earnings of approximately $300 million, or $1.70 per share, and consolidated adjusted EBITDA of approximately $1.1 billion. o EBITDA by Segment; • Flat-Rolled EBITDA of approximately $750 million; • U. S. Steel Europe EBITDA of approximately $400 million; • Tubular EBITDA of approximately ($50) million; and Other Businesses to be comparable to 2016 and approximately $60 million of postretirement benefit expense. We believe market conditions, which include spot prices, raw material costs, customer demand, import volumes, supply chain inventories, rig counts and energy prices, will change, and as changes occur during the balance of 2017, we expect these changes to be reflected in our net earnings and adjusted EBITDA.

6 We are seeing a more bullish sentiment in the markets served by our Flat-Rolled and European segments right now, as prices have been increasing and overall demand has been stable. Our Tubular segment continues to benefit from operational and cost improvements we have made, as well as from stronger market conditions. Our investment in our facilities and our people continues to increase. These strategic investments, combined with our focus on achieving operational excellence, will deliver continuous improvements in safety, quality, delivery and costs that will position us to succeed through business cycles, and support future growth initiatives. See the Appendix for the reconciliation of Outlook net earnings to consolidated Outlook adjusted EBITDA and Outlook segment earnings (loss) before interest and income taxes to segment Outlook EBITDA.

Flat-Rolled Segment asset revitalization program A comprehensive program to: • Improve our profitability and competitiveness • Meet the increasing expectations of our customers A structured and flexible program: • Smaller and less complex projects to reduce execution risk • Adaptable to changing business conditions Multi-year implementation timeline to: • Minimize disruptions to our operations • Ensure we continue to support our customers Focusing on operations United States Steel Corporation

Our Flat-Rolled segment asset revitalization program is a comprehensive investment plan with a continuous focus on improving safety, quality, delivery and costs. As we revitalize our assets, we expect to increase profitability, productivity, operational consistency, and reduce volatility. This program is designed to prioritize investment in the areas with the highest returns. Importantly, while this is a large program, the majority of projects are not large, complex projects. This means that projects are easier to execute. Due to the smaller nature of many of the projects, we do not have to complete the entire program in order to start seeing benefits. Also, by breaking the program down into a series of smaller projects, we have greater flexibility to adjust the scope and pace of project implementation based on changes in business conditions. Our asset revitalization program covers investments in our existing assets, but is not just sustaining capital and maintenance spending; these projects will deliver both operational and commercial benefits, with most of the benefits coming from operational improvements. The commercial benefits we expect to realize will be driven primarily by things we can control, such as better product quality, improved delivery performance, and increased throughput on constrained assets. Being regarded as a top quartile performer in the eyes of our customers will support sustainable commercial benefits from these investments. After we complete our full asset revitalization program, we will have well maintained facilities with a strong core infrastructure, and strong reliability centered maintenance organizations. We will deliver products to our customers with improved reliability and quality. While this program only covers our existing assets, it will create a stable foundation for our future as we continue to evaluate strategic growth projects to strengthen our position as the markets we serve continue to grow and evolve.

Flat-Rolled Segment asset revitalization program

Projected capital spending by production process

Iron Making	Steel Making	Hot Rolling	Finishing
Blast furnace	**BOP, QBOP & slab caster**	**Hot strip mill**	**Cold mill & finishing unit**
			
▪ Converting raw materials to liquid iron	▪ Converting liquid iron to liquid steel ▪ Converting liquid steel to steel slabs	▪ Converting slabs to hot rolled coils	▪ Pickling ▪ Cold rolling ▪ Coating, Tin
~$200 million	**~$400 million**	**~$300 million**	**~$300 million**

United States Steel Corporation

10 We currently expect capital spending for our asset revitalization program to be approximately $1.2 billion from 2017 through 2020. We are investing in our assets throughout the entire production process, with targeted improvements in operating efficiency, unplanned downtime, reliability, quality and costs. While this program covers a wide range of assets in our Flat-Rolled segment, we are placing a strong emphasis on thirteen of our most critical assets. In iron making, these critical assets are the blast furnaces at Gary Works and Great Lakes Works. In steel making, they are the steel shop and caster at Gary Works and the steel shop at Mon Valley Works. In hot rolling, they are the hot strip mills at Gary Works, Great Lakes Works and Mon Valley Works. In finishing, it is the cold mill at Mon Valley Works. We currently expect the timing of the capital spending for our asset revitalization program to be as follows: • Approximately $200 - $250 million in 2017 • Approximately $450 - $500 million in 2018 • Balance to be spent in 2019 and 2020 By 2020 we expect the Flat-Rolled Segment asset revitalization program to deliver: • Increased hot rolled band production capability at Gary Works, Great Lakes Works and Mon Valley Works by a total of approximately 1 million tons from our current 2017 forecast of approximately 10 million tons • EBITDA improvement by 2020 of approximately $275 - $325 million annually as compared with 2016 as the base year, assuming current raw materials costs and other market factors This projected EBITDA improvement of $275 - $325 million would imply an internal rate of return range of 15% - 20%, well above our weighted average cost of capital.

Flat-Rolled Segment asset revitalization program

Project update

Production Process	Completed Project	Future Project

Iron Making	• Great Lakes Works B2 Blast Furnace Bell and Hopper Replacement
	  • $4 million invested (capital + expense)
	  • Completed in 2Q 2017
	  • Reduces costs and improves reliability
		• Gary Works #6 BF Outage
		  • $26 million estimated investment
		  • Targeting completion in 4Q 2017
		  • Improves reliability

Steel Making	• Mon Valley Works BOP Cooling Tower
	  • $2 million invested (capital + expense)
	  • Completed in 1Q 2017
	  • Reduces costs and improves reliability
		• Gary Works Casters A Line Turret Bearing
		  • $6 million estimated investment
		  • Targeting completion in 4Q 2017
		  • Improves reliability

Hot Rolling	• Gary Works Hot Strip Mill Restoration Plan (Phase 1)
	  • $23 million invested (capital + expense)
	  • Completed in 1Q 2017
	  • Improves reliability, quality, and product capability
		• Mon Valley Works Hot Strip Mill #6 Discharge Table / Rolls and Bearings
		  • $1 million estimated investment
		  • Targeting completion in 3Q 2017
		  • Reduces costs and improves quality

Finishing	• Midwest Tin ETLM Plater Structural Improvements
	  • $1 million invested (capital + expense)
	  • Completed in 2Q 2017
	  • Reduces costs
		• Gary Works 84” Pickle Waste Liquor Line
		  • $1 million estimated investment
		  • Targeting completion in 4Q 2017
		  • Improves reliability

United States Steel Corporation

12 We completed 65 projects in the first six months of 2017 with total capital spending (completed + in progress projects) of approximately $30 million. We expect to complete 80 projects in 3Q with total capital spending (completed + in progress projects) of approximately $70 million. Iron Making – Great Lakes Works B2 Blast Furnace Bell and Hopper Replacement • Several areas of the blast furnace were addressed but key activities included replacing the furnace top, installing new internal refractory lining, and updating the hoisting and charging PLC. • Improves the overall reliability and cost structure on B2 furnace by addressing systemic issues. On July 3, achieved a daily production record in the 65-year history of this furnace. Steel Making – Mon Valley Works BOP Cooling Tower • Demolition and replacement of the Steel Shop Hood Cooling Tower at our Edgar Thomson Plant. • Ensures adequate water flow and cooling for the Steel Shop hoods, preventing thermal damage and prolonging the useful life of costly equipment, improves efficiency, and reduces energy costs. Hot Rolling – Gary Works Hot Strip Mill Restoration Plan – Phase 1 • Primary scope included: table roll foundations, alignments, and innovative design improvements; crop shear upgrade for heavier gauge capability; coiler reliability improvements; and other corrective and preventative maintenance work. • Expanded product capability, including higher grade products needed by pipe and tube processors. Improved quality, reliability and operating efficiency. Finishing - Midwest Tin ETLM Plater Structural Improvements • Improved the structural condition of the plating section on the Midwest Tin line. • Improves strip tracking through the process, improves quality through reduced plating defects, and reduces longer term structural repair costs.

Quality % Improvement vs. 2016 Base Unplanned Maintenance Downtime % Improvement vs. 2016 Base United States Steel Corporation Capital Spending $ Millions Performance Scorecard EBITDA improvement $ Millions $275-$325 M 2020 Target 2017 Target $1,200 M 2020 Target 2017 Target $200 - $250M +25% 2020 Target 2017 End of Year Target 7% 2020 Target +16% 3% 2017 End of Year Target Flat-Rolled Segment asset revitalization program

14 We have developed a performance scorecard that includes two financial and two non-financial metrics for tracking our progress on implementing our Flat-Rolled Segment asset revitalization program. We believe these metrics will effectively demonstrate how successfully we are implementing the program. We consider 2017 to be an investment year for the asset revitalization program. Therefore, the 2017 EBITDA improvement target is zero. As we move into 2018, we will begin dollarizing the run-rate benefits of the investments we are making, and we will provide a 2018 target EBITDA improvement. By 2020, we expect the annual EBITDA improvement as a result of our asset revitalization program to be $275-$325 million as compared with 2016 as the base year, assuming current raw materials costs and other market factors. Our progress against our capital spending projection will show the pace of our progress, and our progress on our quality and unplanned downtime will reflect the operational improvements achieved, which are significant drivers for delivering the targeted EBITDA improvement. We have established our targets for these metrics at the completion of the program in 2020, and have also established our targets for the progress we expect to make in 2017. When we release our full year 2017 results, we will show how we have performed versus our 2017 targets, and we will establish our targets for 2018.

1H 2017 Actual FY 2017 Forecast $1,300 FY 2016 Actual $640 $950 FY 2015 Actual $964 $ Millions Annual maintenance and outage expense Flat-Rolled Segment United States Steel Corporation

16 We currently expect total maintenance and outage expense for our Flat-Rolled Segment to be approximately $1.3 billion in 2017. This amount includes all normal maintenance and outage expense as well as maintenance and outage expense related to our asset revitalization program, and is a $350 million increase from the $950 million we incurred in 2016. While our overall maintenance and outage expense in 2015 and 2016 was influenced by the significant steel market downturn that impacted both of those years, at approximately $85 to $90 per ton of raw steel production, this still reflects a commitment to maintaining our facilities even under difficult circumstances.

United States Steel Corporation Flat-Rolled June vehicle sales 3% lower than May to a SAAR of 16.41 million 2017 U.S. appliance shipments expected to increase 4-6% The June Architectural Billing Index (construction leading indicator) up 2% versus May to 54.2 June MSCI carbon flat-rolled inventory at a low 1.9 months (unadjusted). U. S. Steel Europe V4** car production is expected to increase by 1.2% in 2017 Appliance sector in the EU is expected to grow 1.9% in 2017, while the appliance sector in Central Europe is expected to grow by 1.3% EU construction output expected to grow 3.1% in 2017 Tubular Drilling rates increased during 2Q WTI oil prices averaged $48/barrel in 2Q, down $3/barrel versus 1Q OCTG supply chain inventory is below 3 months of supply During 2Q, imports share of U.S. OCTG apparent market demand is projected to exceed 50% Market Updates* Major industry summary and market fundamentals ** Visegrad Group – Czech Republic, Hungary, Poland and Slovakia *See Appendix for additional detail and data sources.

18 We constantly monitor trends in the markets we serve, and receive updates in those markets directly from our customers as well as external publications. This information indicates: • June U.S. vehicle sales were down 3% versus May to a seasonally adjusted annual rate (SAAR) of 16.41 million; inventories have been above 70 days for 5 of 6 months in 2017. • Construction indicators are positive. The June Dodge Momentum Index, a forward indicator of non-residential construction, is 12.4% higher than at the beginning of 2016 and up 1.1% in June versus May. The Architectural Billing Index, also a leading indicator of non-residential construction, is up 2% in June versus May. • June service center flat-rolled inventories are at the low level of 1.9 months. This could lead to re-stocking later in the year. • OCTG inventories are below 3 months of supply. The industry has generally considered 4-6 months to be normal supply, however recent activity levels suggest this could shift lower. • Total U.S. rig count was 950 on July 21, 2017, an increase of 135% over the lowest point in May 2016. The increase in the rig count is related to onshore activity, which will primarily benefit our Fairfield seamless and Lone Star welded operations. The offshore rig count has actually declined over the same time period. Our seamless Lorain #3 mill produces large diameter pipe that is historically used for offshore drilling. • The home market of our European operations remains a good place to do business. Auto production in our home market is expected to grow by 1.2% in 2017 to 3.5 million units. In the broader EU, the construction and appliance markets are expected to grow 3.1% and 1.9%, respectively, in 2017.

United States Steel Corporation Business Update Iron ore mining facilities Steel making facilities Flat-Rolled finishing facilities Tubular facilities U. S. Steel Europe Operating updates

At our Flat-Rolled segment iron ore mining operations, we are operating both our Minntac and Keetac facilities. Our Keetac facility successfully resumed pellet production on February 24, 2017 after having been idled for nearly two years. The restart of Keetac helps support our third party pellet sales, while continuing to meet our current domestic steel making needs. We are currently operating the steel making and finishing facilities at our Gary, Great Lakes and Mon Valley Works. We continue to operate finishing facilities at our Granite City Works, and began rolling slabs on the hot strip mill on February 14, 2017. The steel making operations at Granite City Works remain idled. We continue to operate the finishing facilities at our Fairfield, Midwest, East Chicago, and Fairless Hills locations. We continuously review market conditions and the restart of idled facilities in the context of sustainable increases in steel demand that would support operating rates at profitable levels. We are currently operating our seamless mills in Fairfield, AL and Lorain, OH. Our seamless mill in Fairfield produces mid-range diameter pipe, while our Lorain #3 mill produces large diameter pipe that is historically used for off-shore drilling. We are currently purchasing rounds from third parties to feed our seamless mills. We restarted our Lone Star #2 welded pipe mill in late April after being idled since April 2016. We permanently shut down the Lorain #6 Quench and Temper mill in March 2017. However, we have decided to relocate the Lorain #6 Quench and Temper equipment to one of several other sites under consideration to optimize our operations. Our European operations are seeing stable market conditions and are running at high levels.

Global OSHA Recordables Frequency of Injuries (per 200,000 manhours) Total Severity Performance Frequency of Days Lost/Restricted (per 200,000 manhours) Global Safety Performance United States Steel Corporation Days Away From Work Frequency of Injuries (per 200,000 manhours) 0.76 0.97 0.88 0.94 2016 1Q 2017 2Q 2017 July 2017 0.05 0.13 0.14 0.15 2Q 2017 July 2017 1Q 2017 2016 28.44 29.61 20.20 42.88 2Q 2017 July 2017 2016 1Q 2017

22 Our objective is to attain a sustainable zero harm culture supported by leadership and owned by an engaged and highly skilled workforce, empowered with the capabilities and resources needed to assess, reduce, and eliminate workplace risks and hazards. Global OSHA Recordables • 2017 Recordable Rate 3x better than BLS Iron and Steel Mills • 2017 Recordable Rate 37% better than AISI Days Away From Work • 2017 Days Away Rate 7x better than BLS Iron and Steel Mills • 2017 Days Away Rate 63% better than AISI Serious Injury Index (greater than or equal to 31 Days Away) • 2017 Serious Injury Index 5x better than BLS Iron and Steel Mills BLS = U.S. Bureau of Labor Statistics AISI = American Iron and Steel Institute

Cash from Operations $ Millions Total Estimated Liquidity $ Millions Financial Flexibility United States Steel Corporation Cash and Cash Equivalents $ Millions $377 ($135) $150 $264 $200 3Q 2016 2Q 2016 4Q 2016 1Q 2017 2Q 2017 Net Debt $ Millions $1,522 $1,515 $755 $1,354 YE 2015 YE 2016 2Q 2017 YE 2014 Strong cash and liquidity positions Note: For reconciliation of non-GAAP amounts see Appendix $1,405 $1,516 $2,383 $2,110 2Q 2017 YE 2016 YE 2015 YE 2014 $3,301 $2,899 $2,375 $3,082 YE 2014 YE 2015 YE 2016 2Q 2017 Highest liquidity since the separation from Marathon Oil at the end of 2001 Lowest net debt since 2Q 2009 Cash conversion cycle at 34 days, 9 day improvement YTD

Net cash provided by operating activities was $377 million in the second quarter compared to net cash provided by operating activities of $200 million in the same period last year. The change is primarily due to improved financial results and the receipt of approximately $127 million from the sale and transition of ownership of U. S. Steel Canada Inc. (USSC), now known as Stelco Inc., to Bedrock Industries Group LLC. In addition to the cash we received, we also received a release of all claims against us regarding environmental, pension and other liabilities, and we entered into an agreement to supply USSC with all of its requirements for iron ore pellets through January 31, 2022. The quarter end cash balance was $1.5 billion, similar to year-end levels, as improved financial results and the approximately $127 million received related to USSC were partially offset by repayment of long-term debt and working capital changes. The cash conversion cycle has improved by nine days since the end of 2016 primarily as a result of on-going inventory initiatives. Total liquidity improved significantly from year-end 2016 levels due to improved cash levels and higher Asset Based Loan availability, which was driven by improved profitability as well as collateral levels. The decrease in net debt was a result of increased cash generation and the repayment of long-term debt. Our strong cash and liquidity position supports our strategic decision to accelerate our asset revitalization efforts.

Segment Earnings (Loss) Before Interest and Income Taxes $ Millions Adjusted EBITDA $ Millions Note: For reconciliation of non-GAAP amounts see Appendix Second Quarter 2017 Results United States Steel Corporation Adjusted Net Earnings (Loss) $ Millions Increased shipments and selling prices reflected in results $189 ($145) $47 $65 ($45) 1Q 2017 2Q 2016 2Q 2017 4Q 2016 3Q 2016 Best consolidated and segment results since 4Q 2014 Reported Net Earnings (Loss) $ Millions Focused on operations and asset revitalization $261 ($180) ($105) $51 ($46) 1Q 2017 2Q 2016 2Q 2017 4Q 2016 3Q 2016 $253 ($47) $62 $138 ($7) 1Q 2017 2Q 2016 2Q 2017 4Q 2016 3Q 2016 $362 $74 $211 $272 $134 1Q 2017 2Q 2016 2Q 2017 4Q 2016 3Q 2016

26 Our facilities performed better in the second quarter, particularly in our Flat-Rolled segment. Better operations, combined with higher prices and volumes in all of our segments and improved results from our mining operations, resulted in a $300 million improvement in our segment results compared with the first quarter. Our European operations continue to deliver solid earnings and our Tubular operations continue to make progress towards returning to profitability. We are focused on our strategic priorities: driving operational excellence across our business – from our plants to our support teams; investing in our facilities through our asset revitalization program; and providing our employees with the resources they need to implement positive, substantive changes. Successful execution of this strategy will result in continuous improvements in safety, quality, delivery and costs and create meaningful value and returns for all of our stakeholders, including employees, customers and stockholders.

Earnings (Loss) Before Interest and Income Taxes $ Millions Flat-Rolled EBITDA Bridge 1Q 2017 vs. 2Q 2017 ($ Millions) Second Quarter 2017 Flat-Rolled Segment United States Steel Corporation EBITDA $ Millions Note: For reconciliation of non-GAAP amounts see Appendix $218 ($90) $65 $114 $6 2Q 2017 1Q 2017 4Q 2016 3Q 2016 2Q 2016 $299 $9 $147 $201 $95 3Q 2016 2Q 2016 2Q 2017 1Q 2017 4Q 2016 $103 $128 $53 $299 $6 $9 2Q 2017 Other Maintenance & Outage Raw Materials Commercial 1Q 2017 Flat-Rolled showing meaningful improvement

28 Second quarter results for our Flat-Rolled segment improved significantly compared with the first quarter, primarily due to higher results from our mining operations and a second consecutive quarter of increasing average realized prices and shipments. The higher results from our mining operations reflect the benefits from the restart of our Keetac facility to support third-party pellet sales, as well as normal seasonal improvements. 1Q 2017 vs. 2Q 2017 EBITDA Bridge: Commercial – The improvement in 2Q is primarily the result of higher average realized prices as higher spot prices earlier in the year flowed though to our quarterly adjustable contracts, higher shipments supported by improved operating performance at our steel plants, and increased earnings from the sale of iron ore pellets to third party customers. Raw Materials – The improvement in 2Q is primarily the result of the normal seasonal improvement of our mining operations. Maintenance and Outage – The improvement in 2Q is primarily the result of lower overall maintenance costs, partially offset by increased maintenance costs associated with our asset revitalization program. Other – The improvement in 2Q is primarily the result of an approximately $45 million favorable impact, as the amount of spending subject to capitalization under our change in capitalization and depreciation policy exceeded our previous internal estimate. We do not expect this to recur in subsequent quarters.

Earnings (Loss) Before Interest and Income Taxes $ Millions U. S. Steel Europe EBITDA Bridge 1Q 2017 vs. 2Q 2017 ($ Millions) Second Quarter 2017 U. S. Steel Europe Segment United States Steel Corporation EBITDA $ Millions Note: For reconciliation of non-GAAP amounts see Appendix European operations continue to perform at a high level $55 $87 $63 $81 $55 2Q 2017 1Q 2017 4Q 2016 3Q 2016 2Q 2016 $72 $106 $83 $102 $75 2Q 2017 1Q 2017 4Q 2016 3Q 2016 2Q 2016 $19 $16 $72 $106 Commercial 1Q 2017 2Q 2017 Other ($68) Maintenance & Outage ($1) Raw Materials

30 Second quarter results for our European segment declined compared with the first quarter due to an unfavorable first-in-first-out (FIFO) inventory impact, only partially offset by increased average realized prices and shipments, lower raw material and energy costs, and a favorable impact from foreign exchange rates. 1Q 2017 vs. 2Q 2017 EBITDA Bridge: Commercial – The improvement in 2Q is primarily the result of higher average realized prices and higher shipments consistent with overall European steel market conditions. Raw Materials – The improvement in 2Q is primarily the result of lower iron ore and coal costs. Maintenance and Outage – The quarter-over-quarter change is not material. Other - The unfavorable impact in 2Q is primarily the result of a FIFO inventory adjustment resulting from the volatility of raw materials prices. We had a favorable adjustment in the first quarter and an unfavorable adjustment in the second quarter, resulting in the large quarter-to-quarter variance. Although there was a large quarter-to- quarter variance, the year-to-date net FIFO inventory adjustment is approximately $16 million favorable.

Earnings (Loss) Before Interest and Income Taxes $ Millions Tubular EBITDA Bridge 1Q 2017 vs. 2Q 2017 ($ Millions) Second Quarter 2017 Tubular Segment United States Steel Corporation EBITDA $ Millions Note: For reconciliation of non-GAAP amounts see Appendix ($29) ($57) ($87) ($75)($78) 2Q 2017 1Q 2017 4Q 2016 3Q 2016 2Q 2016 ($16) ($42) ($70) ($58)($61) 2Q 2017 1Q 2017 4Q 2016 3Q 2016 2Q 2016 ($16) ($4) ($42) 2Q 2017 Other $1 Maintenance & Outage $7 Raw Materials Commercial $22 1Q 2017 Results starting to reflect benefits of operational and cost improvements and better market conditions

32 Second quarter results for our Tubular segment improved compared with the first quarter due to increased average realized prices and shipments, as well as operational efficiencies. These benefits were partially offset by increased substrate costs. 1Q 2017 vs. 2Q 2017 EBITDA Bridge: Commercial – The improvement in 2Q is primarily the result of higher average realized prices and higher shipments consistent with the increase in rig counts and drilling activity. Raw Materials – The unfavorable impact in 2Q is primarily the result of increased costs for steel substrate, consistent with recent increases in steel prices in the United States. Maintenance and Outage – The improvement in 2Q is primarily the result of lower outage spending. Other - The quarter-over-quarter change is not material.

Flat-Rolled Segment $ / short ton Source: Company Filings Improving Profitability EBITDA / Ton improvements greater than changes in average realized prices ($200) ($150) ($100) ($50) $0 $50 $100 $150 $400 $500 $600 $700 $800 $900 $1,000 1Q 2009 4Q 2009 3Q 2010 2Q 2011 1Q 2012 4Q 2012 3Q 2013 2Q 2014 1Q 2015 4Q 2015 3Q 2016 2Q 2017 E B IT D A / t o n A v e ra g e R e a liz e d P ri c e $ / t o n Average Realized Price EBITDA/ton United States Steel Corporation U. S. Steel Europe Segment $ / short ton ($200) ($150) ($100) ($50) $0 $50 $100 $150 $400 $500 $600 $700 $800 $900 $1,000 1Q 2009 4Q 2009 3Q 2010 2Q 2011 1Q 2012 4Q 2012 3Q 2013 2Q 2014 1Q 2015 4Q 2015 3Q 2016 2Q 2017 E B IT D A / t o n A v e ra g e R e a liz e d P ri c e $ / t o n Average Realized Price EBITDA/ton Tubular Segment $ / short ton ($1,000) ($800) ($600) ($400) ($200) $0 $200 $400 $600 $800 $750 $950 $1,150 $1,350 $1,550 $1,750 $1,950 $2,150 $2,350 1Q 2009 4Q 2009 3Q 2010 2Q 2011 1Q 2012 4Q 2012 3Q 2013 2Q 2014 1Q 2015 4Q 2015 3Q 2016 2Q 2017 E B IT D A / t o n A v e ra g e R e a liz e d P ri c e $ / t o n Average Realized Price EBITDA/ton

34 The charts above highlight our improving earnings power despite lower average realized prices. The decisions we have made to exit unprofitable businesses, aggressively address our cost structure, optimize our facility footprint for current market conditions, and generally address the things we can control, is resulting in a more profitable business. Average realized prices for our Flat-Rolled and European segments are generally in-line with our average levels since the financial crisis started in late 2008, yet our EBITDA/ton is significantly higher. Average realized prices for our Tubular segment are approximately $250/ton lower than our average levels since the financial crisis started in late 2008, yet our EBITDA/ton is only $90 below our average levels. In pursuit of higher margins, we have also moved our product mix up the value chain. We remain focused on value, not volume.

Carnegie Way 12% 55% United States Steel Corporation Carnegie Way Benefits1 – Full Year 2017 Impact $ Millions 1 Carnegie Way benefits are based on the incremental impact in 2017 as compared to 2016 as the base year. $80 $310 $390 Total 2017 benefits announced to date Additional announced today Previously announced 53% 36% 8% 3% Manufacturing Supply Chain & Logistics SG&A Other By Category 69% 21% 9% 1% Flat-Rolled U. S. Steel Europe Tubular Other Businesses By Segment

36 Our Carnegie Way methodology continues to yield meaningful improvements for the organization. There is room to grow as each Commercial Entity continues to drive the Carnegie Way method tools deeper into their organization. Including the benefits from projects we implemented during the second quarter, our new total for the full year impact from Carnegie Way benefits in 2017 is $390 million as compared to 2016 as the base year. Top Carnegie Way Projects in the second quarter include: • Blast furnace stove and boiler optimization at Gary Works • Pellet production optimization at Keetac • Installation of low NOx burner at Minntac Our pace of progress on the Carnegie Way transformation continues to exceed our expectations. We completed nearly 361 projects in the quarter and have many opportunities ahead of us, with almost 4,000 active projects in the pipeline.

© 2011 United States Steel Corporation Appendix United States Steel Corporation

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Future Projects1 Completed Projects1 Iron Making United States Steel Corporation Key projects 1 Projects listed are examples and are not inclusive of all iron making asset revitalization investments ▪ Gary Works #6 BF Outage – $26 million / To be completed in 4Q / Improves reliability ▪ Mon Valley Works #2 Generator Replacement and Turbine Rebuild – $9 million / To be completed in 3Q / Reduces costs by generating electricity using byproduct fuels ▪ Great Lakes Works B2 Blast Furnace Bell and Hopper Replacement – $4 million / Completed in 2Q / Reduces costs and improves reliability ▪ Gary Works Sinter Plant SS17 – Structural Repair – <$1 million / Completed in 2Q / Improves safety and reliability

Steel Making United States Steel Corporation Key projects 1 Projects listed are examples and are not inclusive of all steel making asset revitalization investments Future Projects1 ▪ Gary Works Casters A Line Turret Bearing – $6 million / To be completed in 4Q / Improves reliability ▪ Mon Valley Works BOP LMF Electrode Arm Rebuild – <$1 million / To be completed in 3Q / Mitigate risk of having no spare arm assemblies Completed Projects1 ▪ Great Lakes Works #25 Boiler Hood Panel Replacement – $4 million / Completed in 2Q / Improves reliability and regulatory compliance ▪ Mon Valley Works BOP Cooling Tower – $2 million / Completed in 1Q / Reduces costs and improves reliability

Hot Rolling

Key projects

Completed Projects[1]

- Gary Works HSM Restoration Plan
  - $23 million / Completed in 1Q / Improves reliability, quality and product capability
- Great Lakes Works HSM #1 Furnace Rebuild
  - $3 million / Completed in 2Q / Reduces costs and improves reliability
- Great Lakes Works HSM Crop Shear Automation
  - $1 million / Completed in 2Q / Improves yield and reliability
- Mon Valley Works HSM #5 Coiler Chain Replacement
  - <$1 million / Completed in 2Q / Improves yield






Future Projects[1]

- Gary Works HSM Furnace Burners
  - $2 million / To be completed 4Q / Improves efficiency and reduces natural gas usage
- Mon Valley Works HSM #6 Discharge Table / Rolls and Bearings Replacement
  - $1 million / To be completed 3Q / Improve quality and reduces costs




1 Projects listed are examples and are not inclusive of all hot rolling asset revitalization investments

United States Steel Corporation

Future Projects1 Completed Projects1 Finishing United States Steel Corporation Key projects ▪ Midwest Tin ETLM Plater Structural Repairs – $1 million / Completed in 2Q / Reduces costs ▪ Great Lakes Works Desco Rectifier Replacement – <$1 million / Completed in 2Q / Improves quality and reliability • Gary Works PK84 Pickle Waste Liquor Line Replacements – $1 million / To be completed 4Q / Improves reliability ▪ Great Lakes Works Temper Mill Electrostatic Oiler – $1 million / To be completed 2Q18 / Improves reliability and rust prevention 1 Projects listed are examples and are not inclusive of all finishing asset revitalization investments

Major end markets summary Flat-Rolled Segment United States Steel Corporation Automotive June vehicle sales fell 3% versus May to a SAAR of 16.41 million; 4 of 6 months below 17 million SAAR YTD. European and Asian manufacturers gaining market share from the Detroit 3 thus far in 2017. Inventories increased back above 70 days on July 1; finish 1st half above 70 days in 5 of the 6 months. Industrial Equipment Yellow goods space is stable as market participants await direction on infrastructure bill. Mining sector improving somewhat as energy and commodities recover from the 2015 decline. Tin Plate Domestic tin mill shipments continue to decrease, down 11.6% through May when compared to 2016. 1st half 2017 tin mill product imports are up 15.2% based on June licenses to more than 566,000 tons, continuing to displace U.S. mill share in the packaging market. Appliance After a sluggish May, June appliance shipments rebounded, increasing 4.8% year-over-year (y-o-y) to 4.9 million units shipped (AHAM6). Market participants projecting full year shipments in the USA to increase between 4 and 6%. Pipe and Tube Structural tubing sentiment continues to be positive heading into construction season. OCTG activity increasing, as domestic capacity increasing commensurate with the increase in rig counts. Line Pipe inquiries are numerous, and significant jobs finally being awarded for the first time in a couple of years. Construction Architectural Billing Index increased 2% in June vs May, up to 54.2; inquiries are also increasing. The June Dodge Momentum Index, a forward indicator of non-residential construction, increased 1.1% month over month (m-o-m) to 141.1, and now stands at 12.4% higher than it was at the beginning of 2016. Service Center YTD MSCI carbon flat rolled shipments up 3%, with June shipments down 1% versus May. Gross inventories also did not change much in June, with unadjusted inventory standing unchanged at 1.9 months. Despite higher YTD shipments, current carbon flat rolled inventory is 6% lower than June 2016. Sources: Wards / AHAM / Customer Reports / AISI / US Census Bureau / FW Dodge / Dept of Commerce / AIA / MSCI

Major end markets summary United States Steel Corporation U. S. Steel Europe Segment Sources: Eurofer, USSK Marketing, IHS, Eurometal, Euroconstruct, BDS Automotive EU car production reached 4.9 million units in 2Q, a decrease of 5.6% y-o-y. EU car production is projected to grow by 2.7% y-o-y in 3Q to 4.2 million units. Increase of 1.5% y-o-y to 18.9 million units is currently projected for 2017. Total V4 car production reached 0.93 million units in 2Q, a decrease of 4.1% y-o-y. V4 car production is anticipated to increase by 0.6% y-o-y in 3Q to 0.77 million units. V4 car production is expected to increase by 1.2% y-o-y in 2017 to 3.5 million units. Appliance The EU appliance sector performance in 2Q is expected to decrease by 0.6%. In 3Q it is expected to increase by 2.2% y-o-y. Overall in 2017, the appliance market is anticipated to grow by 1.9% y-o-y in the EU. In Central Europe, the sector is projected to grow by 1.3 % y-o-y. Tin Plate EU tin consumption in 2Q increased by 10% q-o-q (a typically strong q-o-q increase at the beginning of the summer). In 3Q, consumption is expected to grow by 3%. 2017 demand is projected to increase 0.5% compared to 2016. Construction First estimates for activity growth in 2Q signal the continuation of the rebound seen in 1Q, but most likely at a more moderate pace. At the country level, output growth in Germany, France, Netherlands, Sweden, Poland and Hungary was very robust. The ongoing and country-wide broadening strength of the residential sector contributed mainly to growth in Western Europe, whereas improving civil engineering sector supported growth in Central Europe. Total EU output is forecast to rise by 2.3% in 3Q and by 3.1% in 2017. Service Centers Stocks of flat products remained high throughout spring and only started to reduce at the beginning of the summer. Flat product sales at German steel stockists increased by 14.9% y-o-y in May, while flat stocks rose slightly, by 2.6% y-o-y, according to latest figures from Bundesverband Deutscher Stahlhandel (BDS).

Market industry summary Tubular Segment United States Steel Corporation Sources: Baker Hughes, US Energy Information Administration, Preston Publishing, Internal Oil Rig Count U.S. energy companies continued to increase drilling rates during 2Q. The oil rig count averaged 716 during 2Q, an increase of 21% quarter over quarter (q-o-q). As of July 21, 2017, there were 764 active oil rigs. Gas Rig Count Improving natural gas market fundamentals and outlook resulted in increased drilling during 2Q. The natural gas rig count averaged 176 during 2Q, an increase of 19% q-o-q. As of July 21, 2017, there were 186 active natural gas rigs. Natural Gas Storage Level As of June 30, 2017, there was 2.9 Tcf of natural gas in storage, down 9% y-o-y. Oil Price The West Texas Intermediate oil price averaged $48 per barrel during 2Q, down $3 or 7% q-o-q. Natural Gas Price The Henry Hub natural gas price averaged $3.08 per million btu during 2Q, up $0.08 or 2% q-o-q. Imports Imports of OCTG remain high. During 2Q, import share of OCTG apparent market demand is projected to exceed 50%. OCTG Inventory Overall, OCTG supply chain inventory remains below 3 months.

United States Steel Corporation Other Items Capital Spending* 2016 actual $306 million 2017 estimate $625 million Flat-Rolled: $475 million, USSE: $80 million, Tubular: $50 million, Other: $20 million Depreciation, Depletion and Amortization* 2016 actual $507 million 2017 estimate $525 million Flat-Rolled: $370 million, USSE: $75 million, Tubular: $55 million, Other: $25 million Pension and Other Benefits Costs 2016 actual $101 million 2017 estimate $182 million Pension and Other Benefits Cash Payments (excluding voluntary pension contributions) 2016 actual $150 million 2017 estimate $129 million *2017 estimates include the application of the unitary method of depreciation

U. S. Steel Commercial – Contract vs. Spot Contract vs. spot mix – twelve months ended June 30, 2017 Flat-Rolled Tubular U. S. Steel Europe Contract: 81% Spot: 19% Contract: 66% Spot: 34% Program: 52% Spot: 48% United States Steel Corporation *Annual contract volume commitments with price adjustments in stated time frame 19% 10% 32% 22% 16% 1% Firm Cost Based Spot Market Based Quarterly Market Based Monthly Market Based Semi annual 48% 52% Program Spot 34% 14% 37% 2% 13% Firm Cost Based Spot Market Based Quarterly Market Based Monthly

Average Realized Prices $ / Ton EBITDA / Ton $ / Ton Second Quarter 2017 Flat-Rolled Segment Shipments Net tons (Thousands) United States Steel Corporation Adjusted Raw Steel Utilization1 % Flat-Rolled showing meaningful improvement $120 $4 $62 $79 $35 2Q 2017 1Q 2017 4Q 2016 3Q 2016 2Q 2016 $742 $719 $692 $718 $642 2Q 2016 1Q 2017 3Q 2016 4Q 2016 2Q 2017 2,4972,4042,369 2,535 2,692 3Q 2016 2Q 2016 1Q 2017 4Q 2016 2Q 2017 1 Adjusted Raw Steel Utilization excludes the 2.8 million net tons of raw steel capability of Granite City Works that is currently idled. 69% 2Q 2016 77% 3Q 2016 4Q 2016 78% 1Q 2017 77% 2Q 2017 77% Highest EBITDA / Ton since 3Q 2014 Stable operations support increased shipments

Average Realized Prices $ / Ton EBITDA / Ton $ / Ton Second Quarter 2017 U. S. Steel Europe Segment Shipments Net tons (Thousands) United States Steel Corporation Raw Steel Utilization % Europe operations continue to perform at a high level $62 $96 $66 $92 $67 4Q 2016 2Q 2017 1Q 2017 3Q 2016 2Q 2016 $620 $594 $484 $503 $485 4Q 2016 2Q 2017 1Q 2017 2Q 2016 3Q 2016 1,1571,109 1,261 1,1051,125 2Q 2017 2Q 2016 3Q 2016 1Q 2017 4Q 2016 1Q 2017 3Q 2016 103% 101% 4Q 2016 101% 2Q 2016 102% 2Q 2017 102% Results reflect continuing volatility in raw materials Results reflect improved market conditions

Average Realized Prices $ / Ton EBITDA / Ton $ / Ton Second Quarter 2017 Tubular Segment Shipments Net tons (Thousands) United States Steel Corporation Results starting to reflect improving market conditions Lone Star welded mill restarted in 2Q ($89) ($292) ($507) ($564) ($871) 4Q 2016 2Q 2017 1Q 2017 3Q 2016 2Q 2016 $1,234 $1,097 $1,027 $1,049 $1,050 4Q 2016 2Q 2017 1Q 2017 2Q 2016 3Q 2016 180 144138 103 70 2Q 2017 2Q 2016 3Q 2016 1Q 2017 4Q 2016 Significant EBITDA / Ton improvement continues

Pension Expense and funded status Participants by Type of Plan Type of Plan 12/31/2003 12/31/2016 Increase/ (Decrease) Defined Benefit 15,574 4,710 (10,864) Multiemployer 6,043 9,730 3,687 Defined Contribution 1,627 3,535 1,908 Total 23,244 17,975 (5,269) Major Assumptions: Discount rate expense: 4.50% for 2012, 3.75% for 2013, 4.50% for 2014, 3.75% for 2015, 4.25% for 2016, and 4.00% for 2017E Expected rate of return on assets: 7.75% in U.S. & 7.25% in Canada for 2012 through 2014, 7.50% in U.S. for 2015 and 2016, for 2017E: 7.25% Includes U. S. Steel Canada up until the deconsolidation on September 16, 2014 Pension – Benefit Obligations $ Billions Pension – Underfunded Status $ Billions Pension – Service Cost $ Millions Pension – Expense $ Millions United States Steel Corporation $104 $106 $291 $337 $396 $412 2012 2013 2014 2016 2017 Estimate 2015 $6.2 $6.4 $7.3 $10.3 $11.3 2015 2012 2014 2013 2016 $0.7 $0.7 $1.0 $1.1 $2.7 2015 2012 2014 2013 2016 $54 $102 $106 $128 $118 2012 2013 2014 2016 2015

OPEB Expense and funded status Major Assumptions: Discount rate expense: 4.50% for 2012, 3.75% for 2013, 4.50% for 2014, 3.75% for 2015, 4.25% for 2016, and 4.00% for 2017E Expected rate of return on assets: 7.75% in U.S. & 7.25% in Canada for 2012 through 2014, 7.50% in U.S. for 2015 and 2016, for 2017E: 3.25% Includes U. S. Steel Canada up until the deconsolidation on September 16, 2014 OPEB – Expense $ Millions OPEB – Benefit Obligations $ Billions OPEB – Service Cost $ Millions OPEB – Underfunded Status $ Billions United States Steel Corporation $78 ($4) ($40) ($25) $55 $100 2012 2016 2015 2017 Estimate 2014 2013 $2.4 $2.3 $2.7 $3.4 $3.9 2015 2012 2014 2013 2016 $20 $21 $22 $27 $28 2012 2013 2014 2016 2015 $0.4 $0.3 $0.6 $1.4 $2.2 2015 2012 2014 2013 2016

United States Steel Corporation Adjusted Results Segment EBITDA – Flat-Rolled ($ millions) 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Segment earnings (loss) before interest and income taxes $6 $114 $65 ($90) $218 Depreciation 89 87 82 99 81 Segment EBITDA $95 $201 $147 $9 $299 Reconciliation of segment EBITDA Segment EBITDA – Tubular ($ millions) 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Segment loss before interest and income taxes ($78) ($75) ($87) ($57) ($29) Depreciation 17 17 17 15 13 Segment EBITDA ($61) ($58) ($70) ($42) ($16) Segment EBITDA – U. S. Steel Europe ($ millions) 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Segment earnings (loss) before interest and income taxes $55 $81 $63 $87 $55 Depreciation 20 21 20 19 17 Segment EBITDA $75 $102 $83 $106 $72

United States Steel Corporation Reconciliation to Segment EBITDA and Consolidated Adjusted EBITDA Included in Outlook Reconciliation to Segment EBITDA and Consolidated Adjusted EBITDA Included in Outlook ($ millions) FY 2017 Projected net earnings attributable to United States Steel Corporation included in Outlook $300 Estimated income tax expense 57 Estimated net interest and other financial costs 255 Estimated depreciation, depletion and amortization 525 Gain associated with retained interest in U. S. Steel Canada Inc. (72) Loss on shutdown of certain tubular assets 35 Projected annual adjusted EBITDA included in Outlook $1,100 ($ millions) Flat-Rolled U. S. Steel Europe Tubular Projected segment earnings (loss) before interest and income taxes included in Outlook $380 $325 ($105) Estimated depreciation, depletion and amortization 370 75 55 Projected annual segment EBITDA included in Outlook $750 $400 ($50)

United States Steel Corporation Net Debt Net Debt ($ millions) YE 2014 YE 2015 YE 2016 2Q 2017 Short-term debt and current maturities of long-term debt $378 $45 $50 $175 Long-term debt, less unamortized discount and debt issuance costs 3,086 3,093 2,981 2,752 Total Debt $3,464 $3,138 $3,031 $2,927 Less: Cash and cash equivalents 1,354 755 1,515 1,522 Net Debt $2,110 $2,383 $1,516 $1,405 Reconciliation of net debt

United States Steel Corporation Cash Conversion Cycle Cash Conversion Cycle 2Q 2017 4Q 2016 $ millions Days $ millions Days Accounts Receivable, net $1,444 41 $1,248 42 + Inventories $1,727 58 $1,573 63 − Accounts Payable and Other Accrued Liabilities $2,013 65 $1,665 62 = Cash Conversion Cycle 34 43 Reconciliation of cash conversion cycle Accounts Receivable Days is calculated as Average Accounts Receivable, net divided by total Net Sales multiplied by the number of days in the quarter Inventory Days is calculated as Average Inventory divided by total Cost of Sales multiplied by the number of days in the quarter Accounts Payable Days is calculated as Average Accounts Payable and Other Accrued Liabilities less bank checks outstanding and other current liabilities divided by total Cost of Sales multiplied by the number of days in the quarter Cash Conversion Cycle is calculated as Accounts Receivable Days plus Inventory Days less Accounts Payable Days

United States Steel Corporation Adjusted Results ($ millions) 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Reported net earnings (loss) ($46) $51 ($105) ($180) $261 Gain associated with retained interest in U. S. Steel Canada Inc. ─ ─ ─ ─ (72) Supplemental unemployment and severance costs and other charges (23) ─ (4) ─ ─ Loss on shutdown of certain tubular assets ─ ─ 126 35 ─ Loss on debt extinguishment 24 ─ ─ ─ ─ Granite City Works temporary idling charges ─ ─ 18 ─ ─ Impairment of equity investment ─ ─ 12 ─ ─ Impairment of intangible assets ─ 14 ─ ─ ─ Adjusted net earnings (loss) ($45) $65 $47 ($145) $189 Reconciliation of reported and adjusted net earnings (loss) Note: The adjustments included in the table have been tax effected at a 0% rate due to the recognition of a full valuation allowance.

United States Steel Corporation Adjusted Results ($ per share) 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Reported diluted EPS (LPS) ($0.32) $0.32 ($0.61) ($1.03) $1.48 Gain associated with retained interest in U. S. Steel Canada Inc. ─ ─ ─ ─ (0.41) Supplemental unemployment and severance costs and other charges (0.16) ─ (0.03) ─ ─ Loss on shutdown of certain tubular assets ─ ─ 0.73 0.20 ─ Loss on debt extinguishment 0.17 ─ ─ ─ ─ Granite City Works temporary idling charges ─ ─ 0.11 ─ ─ Impairment of equity investment ─ ─ 0.07 ─ ─ Impairment of intangible assets ─ 0.08 ─ ─ ─ Adjusted diluted EPS (LPS) ($0.31) $0.40 $0.27 ($0.83) $1.07 Reconciliation of reported and adjusted diluted EPS (LPS) Note: The adjustments included in the table have been tax effected at a 0% rate due to the recognition of a full valuation allowance.

United States Steel Corporation Adjusted Results ($ millions) 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Reported net earnings (loss) ($46) $51 ($105) ($180) $261 Income tax provision (benefit) (7) 19 (2) 19 (16) Net interest and other financial costs 81 62 43 63 68 Reported earnings (loss) before interest and income taxes $28 $132 ($64) ($98) $313 Depreciation, depletion and amortization expense 129 126 123 137 121 EBITDA $157 $258 $59 $39 $434 Gain associated with retained interest in U. S. Steel Canada Inc. ─ ─ ─ ─ (72) Supplemental unemployment and severance costs and other charges (23) ─ (4) ─ ─ Loss on shutdown of certain tubular assets ─ ─ 126 35 ─ Granite City Works temporary idling charges ─ ─ 18 ─ ─ Impairment of equity investment ─ ─ 12 ─ ─ Impairment of intangible assets ─ 14 ─ ─ ─ Adjusted EBITDA 134 $272 $211 $74 $362 Reconciliation of adjusted EBITDA Note: The 2Q 2017 tax benefit of $16 million includes a benefit of $13 million related to the carryback of specified liability losses to prior years.